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IVIVI LOGO


EXHIBIT 99.1

                IVIVI TECHNOLOGIES SECURES $2.5 MILLION FINANCING

MONTVALE, NJ - APRIL 7, 2009 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electrotherapy systems, today announced that it has closed on a $2.5 million loan with Emigrant Capital Corp., a private investment firm and a subsidiary of New York based Emigrant Bank. Proceeds from the financing will be used for general corporate purposes.

Under the terms of the loan agreement, the Company borrowed $1.0 million at closing and will have the right to borrow up to $500,000 per month through July 1, 2009. If the Company elects to borrow less than $500,000 in any given month, the amount not borrowed can be carried forward and will be available for borrowing in any subsequent month prior to the maturity date of July 31, 2009.

Borrowings under the financing will be evidenced by a convertible note and shall bear interest at a rate of 12%. The note will mature on the earlier of (i) a subsequent financing of equity (or debt that is convertible into equity) by the Company of at least $5.0 million, and (ii) July 31, 2009. The agreements contain customary affirmative and negative covenants and events of default. Borrowings under the note are secured by a first lien on all of the Company's assets. The note also contains "weighted average" anti-dilution provisions.

Warrants were also issued in connection with the financing. The warrants provide for cashless exercise and contain "weighted average" anti-dilution provisions.

In connection with the financing, Steven Gluckstern, Ivivi's Chairman, President and Chief Executive Officer, entered into a participation arrangement with the lender whereby Mr. Gluckstern invested $425,000 with the lender and shall have a right to participate with the lender in the note and the warrant. As a result of such relationship, the Company's Audit Committee, as well as the Board of Directors approved the transactions contemplated by the loan agreement.

Additional terms of the financing can be found in the Company's Current Report on Form 8-K filed today with the Securities and Exchange Commission.

The note, the warrants and the shares of stock issuable upon conversion of the notes and exercise of the warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.


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ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform, with a primary focus on developing both Pain Treatments and Regenerative Therapies for various medical conditions including cardiovascular disease and osteoarthritis. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM) technology, which, by creating a therapeutic electrical current in injured soft tissue, is believed to modulate biochemical and physiological healing processes to help reduce related pain and inflammation. The Company's most recent clinical studies have shown reductions in angina pain and increases in blood flow to the heart in certain cardiac patients. The Company expects to develop new tPEMF(TM) devices and to seek strategic partners to pursue the cardiovascular market and others, such as osteoarthritis, neurology and other inflammatory-related conditions if and when FDA and/or CE marketing approvals or clearances can be achieved in these areas.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company's ability to complete an additional financing. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:
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Cameron Associates
Alison Ziegler or Lester Rosenkrantz;
212-554-5469
Alison@cameronassoc.com

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